[HEIN + ASSOCIATES LLP Letterhead]

January 24, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

We have read Item 4 of the Magnum Petroleum, Inc. Form 8-K (Commission File Number 1-12508) dated January 20, 1997, and concur with the statements made therein that apply to us.

Very truly yours,


/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP

cc:  Magnum Petroleum, Inc.